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                                                                    EXHIBIT 10.1



                                  $46,000,000

                            CONTINUCARE CORPORATION

                            (a Florida corporation)

                   8% Convertible Subordinated Notes Due 2002




                              PLACEMENT AGREEMENT

                                                                October 27, 1997


Loewenbaum & Co. Incorporated
277 Park Avenue
37th Floor
New York, New York 10172

Ladies and Gentlemen:

         Continucare Corporation, a Florida corporation (the "Company"), confirms its agreement with Loewenbaum & Co. Incorporated (the "Placement Agent") with respect to the issuance and sale by the Company of up to $46,000,000 aggregate principal amount of the Company's 8% Convertible Subordinated Notes due 2002 (the "Notes"). The Placement Agent will be responsible for soliciting purchasers of the Notes, as agent for the Company and not as principal, in connection with the offering contemplated by this Agreement. The Notes will be convertible at the option of the holder thereof at any time after 60 days following the date of original issuance of the Notes (the "Issue Date") and prior to maturity, unless previously redeemed, into shares of the Company's common stock, par value $.0001 (the "Common Stock"), at a conversion price of $7.25 per share, subject to adjustment in certain events. The Notes and the Common Stock issuable upon conversion thereof are hereinafter referred to as the "Securities." The Notes are to be issued pursuant to an indenture to be dated as of October 30, 1997 (the "Indenture") between the Company and American Stock Transfer & Trust Company, a New York corporation, as trustee (the "Trustee"). Notes issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Time (as defined in Section 2(c)) (the "DTC Agreement"), among the Company, the Trustee and DTC. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture.
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         The Notes are to be offered and sold by the Company without being registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities pursuant to an effective registration statement under the 1933 Act or pursuant to an exemption from (or in a transaction not subject to) the registration requirements of the 1933 Act, including the exemption afforded by Rule 144A ("Rule 144A") of the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the "Commission").

         The Company has prepared and delivered to the Placement Agent copies of a preliminary offering memorandum dated October 6, 1997 (the "Preliminary Offering Memorandum") and has prepared and will deliver to the Placement Agent, on the date hereof or the next succeeding day, copies of a final offering memorandum dated October 27, 1997 (the "Final Offering Memorandum"), each for use by the Placement Agent in connection with its solicitation of purchases of the Securities. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Placement Agent in connection with its solicitation of purchases of the Securities.

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Offering Memorandum.

         The Purchasers (as defined herein) of the Securities will be entitled to the benefits of a registration rights agreement, to be dated October 30, 1997, between the Company and the Placement Agent (the "Registration Rights Agreement") the form of which is attached hereto as Exhibit A.

         SECTION 1.       Representations and Warranties.

         (a) Representations and Warranties by the Company. The Company represents and warrants to the Placement Agent as of the date hereof and as of each Closing Time referred to in Section 2(c) hereof, and agrees with the Placement Agent as follows:

                      (i) Similar Offerings. The Company has not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the 1933 Act; provided,

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         however, that no such representation is made on behalf of the
         Placement Agent or any person acting on its behalf.

                      (ii) Offering Memorandum. The Offering Memorandum does not, and at such Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information relating to the Placement Agent furnished to the Company in writing by the Placement Agent expressly for use in the Offering Memorandum.

                     (iii) Incorporated Documents. The Offering Memorandum as delivered from time to time shall incorporate by reference the most recent Annual Report of the Company on Form 10-KSB filed with the Commission and each Quarterly Report of the Company on Form 10-QSB and each Current Report of the Company on Form 8-K filed with the Commission since the end of the fiscal year to which such Annual Report relates. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Offering Memorandum, at the date of the Offering Memorandum and at such Closing Time, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                      (iv) Independent Accountants. To the Company's knowledge, the accountants who certified the financial statements and supporting schedules included in the Offering Memorandum are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of Regulation S-X under the 1933 Act.

                       (v) Financial Statements. The historical financial statements, together with the related schedules and notes, included in the Offering Memorandum present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved except as disclosed therein. The supporting schedules, if any, included in the Offering Memorandum present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Offering Memorandum present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum. The pro forma





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         financial statements of the Company and its subsidiaries and the related notes thereto included in the Offering Memorandum present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                      (vi)        No Material Adverse Change in Business.
         Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change or development involving, or which would reasonably be expected to involve, a prospective material adverse change, in the business prospects of the Company as described in the Offering Memorandum or in the condition, financial or otherwise, earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries which are material with respect to the Company and its subsidiaries considered as one enterprise and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock nor has there been any material increase in the short-term debt or long-term debt of the Company.

                    (vii) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Florida and has corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not (1) have a material adverse effect on the business prospects of the Company as described in the Offering Memorandum or on the condition, financial or otherwise, earnings, business affairs, properties, shareholders' equity or results of operations of the Company and its consolidated subsidiaries, considered as a whole, (2) adversely affect in any significant way the issuance, validity or enforceability of the Securities or the enforceability of the Indenture or (3) adversely affect in any significant way the consummation of any of the transactions contemplated by this Agreement, the Indenture or the Registration Rights Agreement (each of
         (1), (2) and (3) above, a "Material Adverse Effect").

                   (viii)         Good Standing of Designated Subsidiaries.
         Each subsidiary of the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is





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         required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in or have a Material Adverse Effect; except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any of the Company's subsidiaries were issued in violation of any preemptive or similar rights arising by operation of law, or under the charter or by-laws of any such subsidiary or under any agreement to which the Company or any such subsidiary is a party.

                      (ix) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum in the section entitled "Capitalization."

                      (x) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

                      (xi) Authorization of the Indenture. The Indenture has been duly authorized by the Company and, at the First Closing Time (as defined in Section 2(b) hereof), will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                    (xii) Authorization of the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and, at the First Closing Time, will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except to the extent enforcement thereof may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally or (b) general principles of equity (regardless of whether considered in a proceeding in equity or at law) and except to the extent that rights to indemnity and contribution contained therein may be limited by state and federal securities laws or the public policy underlying such laws.

                   (xiii) Authorization of the Notes. The Notes have been duly authorized and, at each Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights





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         generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

                    (xiv) Convertibility of Notes. The Notes will be convertible into Common Stock in accordance with the terms of the Indenture; the shares of Common Stock issuable upon conversion of the Notes have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Offering Memorandum.

                      (xv) Description of the Securities and the Indenture. The Securities and the Indenture conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum and will be in substantially the respective forms previously delivered to the Placement Agent.

                    (xvi) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in or have a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Indenture and the Securities and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Offering Memorandum and the consummation of the transactions contemplated herein and in the Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any of the Agreements and Instruments except for such conflicts, breaches or defaults or liens, charges or encumbrances that, singly or in the aggregate, would not result in or have a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets or properties, except for such violations that would not result in or have a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives





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         the holder of any note, debenture or other evidence of indebtedness
         (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

                   (xvii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, which would reasonably be expected to result in or have a Material Adverse Effect.

                   (xviii)        Compliance with Applicable Laws.  The Company
         and its subsidiaries are in compliance with, and conduct their businesses in conformity with, all applicable federal, state, local and foreign laws, rules and regulations of any court, governmental agency or legislative body, except where noncompliance or nonconformity would not result in or have a Material Adverse Effect.

                    (xix) Absence of Proceedings. Except as disclosed in the Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or any subsidiary thereof which, if adversely determined, would reasonably be expected to result in or have a Material Adverse Effect. The aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary thereof is a party or of which any of their respective property or assets is the subject which are not described in the Offering Memorandum, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in or have a Material Adverse Effect.

                      (xx) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in or have a Material Adverse Effect.

                    (xxi) Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability





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         for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                   (xxii) No Impermissible Payments. Neither the Company, any subsidiary of the Company nor, to the Company's knowledge, any employee or agent of the Company or any subsidiary of the Company has made any payment of funds of the Company or any subsidiary of the Company or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds would reasonably be expected to result in or have a Material Adverse Effect.

                   (xxiii)        Absence of Further Requirements.  No filing
         with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement (except as may be required in connection with the registration of the Notes and the qualification of the Indenture pursuant to, and in connection with the registration contemplated by, the Registration Rights Agreement and except as may be required under state securities laws).

                   (xxiv) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary under applicable law to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in or have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in or have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in or have a Material Adverse Effect.

                    (xxv) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Offering Memorandum or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any





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         of its subsidiaries holds properties described in the Offering
         Memorandum, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any subsidiary thereof to the continued possession of the leased or subleased premises under any such lease or sublease.

                   (xxvi) Tax Returns. The Company and its subsidiaries have filed all federal, state, local and foreign tax returns that are required to be filed or have duly requested extensions thereof and have paid all taxes indicated to be due in such returns; and adequate charges, accruals and reserves in accordance with GAAP have been provided for in the financial statements referred to in Section 1(a)(v) above in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities

                   (xxvii)        Environmental Laws.  Except as described in
         the Offering Memorandum and except for such matters as would not, singly or in the aggregate, result in or have a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, in each case as currently in effect, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of medical wastes, chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company's knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or Environmental Laws.

                 (xxviii)         Investment Company Act.  The Company is not,
         and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will not be, an





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         "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                   (xxix) Rule 144A Eligibility. The Securities are eligible for resale pursuant to Rule 144A and will not be, at any Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

                    (xxx) No Registration Required. Subject to compliance by the Placement Agent with the procedures set forth in
         Section 6(a) hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Purchasers in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act").

                   (xxxi) No General Solicitation. None of the Company, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act ("Affiliates"), or any person acting on its or any of their behalf (other than the Placement Agent or any person acting on its behalf, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

                   (xxxii)        No Manipulation of the Securities.  The
         Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of any of the Securities; provided, however, that no such representation is made on behalf of the Placement Agent or any person acting on its behalf.

                  (xxxiii)        No Medicare or Medicaid Recoupments.  There
         are no material Medicare or Medicaid recoupment or recoupments of any third-party payor being sought, requested or claimed, or to the Company's knowledge threatened, against the Company.

                   (xxxiv)        PORTAL Eligibility.  The Company has agreed
         to permit the Securities to be designated PORTAL eligible securities, will pay the requisite fees related thereto and has been advised by the National Association of Securities Dealers, Inc. PORTAL Market ("PORTAL") that the Securities have been designated PORTAL eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc.

                   (xxxv) Insurance. The Company and each of its subsidiaries is insured against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged.

         (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Placement Agent or to counsel for the Placement Agent





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shall be deemed a representation and warranty by the Company to the Placement
Agent as to the matters covered thereby.

         SECTION 2.       Sale and Delivery to Purchasers; Closing.

         (a) Placement. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Placement Agent agrees to use its best efforts, as agent of the Company and not as principal, to solicit purchases by investors (which may include the Placement Agent) (collectively, the "Purchasers") of up to $46,000,000 aggregate principal amount of the Notes. As compensation to the Placement Agent for its acting as placement agent hereunder, the Company at each Closing Time (as defined below) will pay to the Placement Agent a placement fee in an amount equal to 4.5% of the aggregate gross proceeds of the Notes offered and sold hereunder at such Closing Time.

         (b) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to such Purchasers as the Placement Agent shall designate up to $46,000,000 aggregate principal amount of the Notes at a purchase price set forth in Schedule A hereto. The Notes shall have the financial terms indicated on Schedule A.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Notes shall be made at the office of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, NY 10022, or at such other place as shall be agreed upon by the Placement Agent and the Company, at 10:00 A.M. on the third business day after the date hereof and/or such other time or times not later than ten business days after such date as shall be agreed upon by the Placement Agent and the Company. It is understood and agreed that there may be more than one date and time hereunder at which payment for and delivery of Notes may take place (the first such time and date of payment and delivery being herein called the "First Closing Time" and each such time and date of payment and delivery being herein called a "Closing Time").

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery as directed by the Placement Agent of certificates, registered in such names as the Placement Agent may designate in writing at least one business day before such Closing Time. The certificates representing the Notes which are sold to Qualified Institutional Buyers (as defined below) shall be registered in the name of Cede & Co. pursuant to the DTC Agreement and shall be made available for examination and packaging by the Placement Agent in the City of New York not later than 10:00 A.M. on the last business day prior to the Closing Time.

         (d) Denominations; Registration. Certificates for the Notes shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Placement Agent may request in writing at least one full business day before such Closing Time.

         SECTION 3. Covenants of the Company. The Company covenants with the Placement Agent as follows:

         (a) Offering Memorandum. The Company, as promptly as possible, will furnish to the Placement Agent, without charge, such number of copies of the Preliminary Offering Memorandum, the Final Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as the Placement Agent may reasonably request.

         (b) Notice and Effect of Material Events. The Company will immediately notify the Placement Agent and, if requested by the Placement Agent, will confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the Securities by the Placement Agent as evidenced by a notice in writing from the Placement Agent to the Company, any material changes in or affecting the business prospects of the Company as described in the Offering Memorandum or the earnings or business affairs of the Company and its subsidiaries taken as a whole which (i) make any statement in the Offering Memorandum false or misleading or (ii) are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of the Company, its counsel, the Placement Agent or counsel for the Placement Agent, to amend or supplement the Final Offering Memorandum in order that the Final Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Final Offering Memorandum by preparing and furnishing to the Placement Agent an amendment or amendments of, or a supplement or supplements to, the Final Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Placement Agent) so that, as so amended or supplemented, the Final Offering Memorandum will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to the Placement Agent, not misleading.

         (c) Amendment to Offering Memorandum and Supplements. The Company will advise the Placement Agent promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Placement Agent. Neither the consent of the Placement Agent, nor the Placement Agent's delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in
Section 5 hereof.

         (d) Qualification of Securities for Offer and Sale. The Company will use its best efforts, in cooperation with the Placement Agent, to qualify the Securities for offering and sale under the applicable securities laws of such jurisdictions as the Placement Agent may designate and will maintain such qualifications in effect as long as required for the sale of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

         (e) DTC. The Company will cooperate with the Placement Agent and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

         (f) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Notes substantially in the manner specified in the Offering Memorandum under "Use of Proceeds."

         (g) Restriction on Sale of Securities. During a period of 180 days from the date of the Offering Memorandum, the Company will not, directly or indirectly, (i) issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, any securities that are substantially similar to the Notes or Common Stock issuable upon the conversion thereof or that are convertible into or exchangeable for, or otherwise represent a right to acquire, any such securities, except pursuant to this Agreement or with prior written consent of the Placement Agent, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of Securities, whether any such swap transaction is to be settled by delivery of Securities or such other securities, in cash or otherwise; provided, however, that the Company may, without such consent, (i) issue Common Stock in connection with acquisitions so long as the recipients thereof agree to be bound in writing to a "lock-up" agreement for the remainder of such 180 day period, which agreement shall be substantively identical to the letter agreement referred to in Section 5(f) hereof, (ii) issue shares of Common Stock pursuant to presently outstanding employee stock options described in the Offering Memorandum and
(iii) grant options to purchase up to 700,000 shares of Common Stock pursuant to the Company's Stock Option Plan so long as the recipients thereof who are officers and directors of the Company agree to be bound in writing to a "lock-up" agreement for the remainder of such 180 day period, which agreement shall be substantively identical to the letter agreement referred to in Section 5(f) hereof. In addition, the Company will not waive, amend, supplement or otherwise modify the agreements of Douglas Miller and Barry Goldstein referred to in Note (7) to the table under the caption "Principal Shareholders" in the Offering Memorandum, without the prior written consent of the Placement Agent.

         SECTION 4.       Payment of Expenses.

         (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and any filing of the Offering Memorandum (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto,
(ii) the preparation, printing and delivery to the Placement Agent of this Agreement, the Registration Rights Agreement, the Indenture and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities, including any charges of DTC in connection therewith; (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Placement Agent in connection therewith and in connection with the preparation of any blue sky survey, any supplement thereto and any legal investment survey, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities and (vii) any fees payable to the review by the National Association of Securities Dealers, Inc. (the "NASD") in connection with the initial and continued designation of the Securities as PORTAL securities under the PORTAL Market rules. In addition, except as otherwise provided in Section 4(b), the Company will reimburse the Placement Agent for $62,000 (approximately $27,000 of which has been paid) in out-of-pocket expenses incurred by the Placement Agent in connection with the transactions contemplated hereby.

         (b) Termination of Agreement. If this Agreement is terminated by the Placement Agent in accordance with the provisions of Section 5 (other than solely by reason of the failure to satisfy the condition set forth in Section 5(b)) or Section 10(a)(i) hereof, the Company shall reimburse the Placement Agent for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Placement Agent.

         SECTION 5. Conditions to Closing. The closing of the offer and sale of the Securities hereunder is subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

                 (a) Opinion of Counsel for Company. At each Closing Time, the Placement Agent shall have received the favorable opinion, dated as of such Closing Time, of Greenberg Traurig Hoffman Lipoff Rosen & Quentel P.A., and/or other counsel for the Company reasonably acceptable to the Placement Agent, in form and substance satisfactory to counsel for the Placement Agent, together with signed or reproduced copies thereof as counsel to the Placement Agent may reasonably request, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Placement Agent may reasonably request.

                 (b) Opinion of Counsel for Placement Agent. At each Closing Time, the Placement Agent shall have received the favorable opinion, dated as of such Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Placement Agent, with respect to the matters set forth in (vi) through (x), inclusive, (xiii) (solely as to the information in the Offering Memorandum under "Description of Notes") and the penultimate paragraph of Exhibit B hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Placement Agent. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

                 (c) Officers' Certificate. At each Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the business prospects of the Company as described in the Offering Memorandum or in the condition, financial or otherwise, earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Placement Agent shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, certifying in such capacity that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

                 (d) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Placement Agent shall have received from each of Deloitte & Touche LLP and Oliver J. Collins Jr., CPA, a letter dated such date, in form and substance satisfactory to the Placement Agent, containing statements and information of the type ordinarily included in accountants' "comfort letters" to Placement Agent with respect to the financial statements and certain financial information contained in the Offering Memorandum.

                 (e) Bring-down Comfort Letter. At each Closing Time, the Placement Agent shall have received from Deloitte & Touche LLP and Oliver J. Collins Jr., CPA, a letter, dated as of such Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to such Closing Time.

                 (f) Restriction on Sale of Securities. At the time of the execution of this Agreement, the Placement Agent shall have received from each director of the Company referred to under the caption "Management" in the Offering Memorandum and each record and beneficial owner of Common Stock referred to under the caption "Principal Shareholders" in the Offering Memorandum a letter agreement addressed to the Placement Agent to the effect that, during a period of 180 days from the date of the Offering Memorandum, such person will not, directly or indirectly, (i) sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, any securities that are substantially similar to the Notes or Common Stock or that are convertible into or exchangeable for, or otherwise represent a right to acquire, any such securities, except with prior written consent of the Placement Agent, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of any Notes or Common Stock, whether any such swap transaction is to be settled by delivery of securities, in cash or otherwise;
         provided, however, that this Section 5(f) shall be subject to the following exceptions: (x) the exercise of outstanding options granted by the Company or pursuant to any options granted or to be granted pursuant to any employee or non-employee director stock option plans (but not the sale, distribution, pledge, hypothecation or other disposition of shares of Common Stock received upon exercise of any such option), (y) if such person is a partnership, transfers of shares of Common Stock by such person or any affiliated partner or to any partner of such person, provided that such transferee shall agree in writing to continue to be bound by the terms of such letter agreement and (z) transfers of shares of Common Stock disposed of as bona fide gifts, provided that the donee shall agree in writing to continue to be bound by the terms of such letter agreement.

                 (g) PORTAL. At the First Closing Time, the Securities shall have been designated for trading on PORTAL.

                 (h) Additional Documents. At the First Closing Time, the Placement Agent shall have been furnished with the Registration Rights Agreement executed by the Company, and at each Closing Time, counsel for the Placement Agent shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Placement Agent and counsel for the Placement Agent.

                 (i) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Placement Agent by notice to the Company at any time at or prior to any Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections
         1, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6.
                    Subsequent Offers and Resales of the Securities.

         (a) Offer and Sale Procedures. The Placement Agent and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

                 (i) Offers and Sales only to Institutional Accredited Investors or Qualified Institutional Buyers. Unless the Placement Agent otherwise consents thereto, offers and sales of the Securities will be made only through the Placement Agent (or Affiliates thereof), as agent for the Company and not as principal. Each such offer or sale shall only be made (A) to persons whom the offeror or seller reasonably believes to be "qualified institutional buyers" within the meaning Rule 144A under the 1933 Act (each such person, a "Qualified Institutional Buyer") or (B) to a limited number of other institutional "accredited investors" (as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D) that the offeror or seller reasonably believes to be and, with respect to sales and deliveries, that are accredited investors ("Institutional Accredited Investors").

                 (ii) No General Solicitation. The Securities will be offered by approaching prospective Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering of the Securities.

                 (iii) Purchases by Non-Bank Fiduciaries. In the case of a non-bank Purchaser of a Security acting as a fiduciary for one or more third parties, in connection with an offer and sale to such Purchaser pursuant to clause (i) above, each third party shall, in the judgment of the Placement Agent, be an Institutional Accredited Investor or a Qualified Institutional Buyer.

                 (iv) Purchaser Notification. The Placement Agent will take reasonable steps to inform, and cause each of its Affiliates to take reasonable steps to inform, persons acquiring the Securities in the United States that the Securities (A) have not been registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in accordance with an exemption from registration under the 1933 Act and (C) except in the case that the Securities are registered under the 1933 Act pursuant to the Registration Rights Agreement, may not be offered, sold or otherwise transferred except
         (1) to the Company, (2) inside the United States in accordance with Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (3) an exemption from registration under the 1933 Act (including the exemption provided by Rule 144), if available.

                 (v) Minimum Principal Amount. No sale of the Securities to any one Purchaser who is an Institutional Accredited Investor, but not a Qualified Institutional Buyer, will involve less than $100,000 principal amount of Notes.

                 (vi) Restrictions on Transfer. The transfer restrictions and the other provisions set forth in Section 2.7 of the Indenture, including the legend required thereby, shall apply to the Securities except as otherwise agreed by the Company and the Placement Agent. Following the solicitation of purchases of the Securities pursuant to the terms hereof, the Placement Agent shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the 1933 Act, arising from or relating to any resale or transfer of any Security.

                 (vii) Delivery of Offering Memorandum. The Placement Agent will deliver to each Purchaser of the Notes solicited by it hereunder a copy of the Offering Memorandum, as amended and supplemented at the date of such delivery.

                 (viii) Reliance. The Placement Agent understands that the Company and, for purposes of the opinions to be delivered pursuant to Sections 5(a) and 5(b) hereof, counsel, will rely upon the accuracy and truth of the representations and covenants contained in this
         Section 6(a), and the Placement Agent consents to such reliance.

         (b) Covenants of the Company. The Company covenants with the Placement Agent as follows:

                 (i) Due Diligence. The Company agrees that, prior to any solicitation of any purchase of the Notes by the Placement Agent, the Placement Agent and counsel for the Placement Agent shall have the right to make reasonable inquiries into the business of the Company and its subsidiaries. The Company also agrees to provide answers to each prospective Purchaser of Securities who so requests concerning the Company and its subsidiaries (to the extent that such information is available or can be acquired and made available to prospective Purchasers without unreasonable effort or expense and to the extent the provision thereof is not prohibited by applicable law) and the terms and conditions of the offering of the Securities, as provided in the Offering Memorandum.

                 (ii) Integration. The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Purchasers or (ii) the resale of the Securities by such Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(1) or 4(2) thereof or by Rule 144A.

                 (iii) Rule 144A Information. The Company agrees that, in order to render the Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Securities remain outstanding, it will make available, upon request, to any holder of Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act (such information, whether made available to holders or prospective purchasers or furnished to the Commission, is herein referred to as "Additional Information"). All Additional Information will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (iv) Restriction on Repurchases. Until the expiration of two years after the latest Closing Time, the Company will not, and will cause its Affiliates not to, purchase or agree to purchase or otherwise acquire any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions) unless, immediately upon any such purchase, the Company or such Affiliate shall submit such Securities to the Trustee for cancellation.

         SECTION 7.       Indemnification.

         (a) Indemnification of Placement Agent. The Company agrees to indemnify and hold harmless the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                 (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                 (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

                 (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Placement Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made (i) in reliance upon and in conformity with written information relating to the Placement Agent furnished to the Company by the Placement Agent expressly for use in the Offering Memorandum (or any amendment thereto) or (ii) in the Preliminary Offering Memorandum if a copy of the Offering Memorandum (as then amended or supplemented) was not sent or given by or on behalf of such Placement Agent to the person asserting any such loss, liability, claim, damage or expense, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities, and the Offering Memorandum (as then amended or supplemented) would have corrected such untrue statement or omission.

         (b) Indemnification of Company, Directors and Officers. The Placement Agent agrees to indemnify and hold harmless the Company, its directors, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum in reliance upon and in conformity with written information relating to the

Placement Agent furnished to the Company by the Placement Agent expressly for use in the Offering Memorandum.

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of indemnification pursuant to Section 7(a) above, the indemnifying parties shall select counsel which shall be reasonably acceptable to the Placement Agent, and, in the case of indemnification pursuant to Section 7(b) above, the indemnifying parties shall select counsel which shall be reasonably acceptable to the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided, however, that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party (x) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and
(y) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

         SECTION 8.       Contribution.  If the indemnification provided for in
Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and





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

expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Placement Agent on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the Placement Agent on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses and after deducting the placement fee received by the Placement Agent) to the Company bears to the total placement fee received by the Placement Agent pursuant to
Section 2(a) hereof.

         The relative fault of the Company on the one hand and the Placement Agent on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Placement Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 8, the Placement Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities placed by it exceeds the amount of any damages which the Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 8, each person, if any, who controls the Placement Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Placement Agent, and each director of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

         SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Placement Agent.

         SECTION 10.  Termination of Agreement.

         (a) Termination; General. The Placement Agent may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the business prospects of the Company as described in the Offering Memorandum or in the condition, financial or otherwise, earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Placement Agent, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or limited by the Commission or the American Stock Exchange, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market System has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

         (b)     Liabilities.  If this Agreement is terminated pursuant to this
Section 10, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Placement Agent shall be directed to the Placement Agent at 277 Park Avenue, 37th Floor, New York, NY 10172, attention of Calvin L. Chrisman; notices to the Company shall be directed to it at 100 SE Second Street, 36th Floor, Miami, FL 33131, attention of the President.

         SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Placement Agent and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Placement Agent and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Placement Agent and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No Purchaser shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 14. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Placement Agent and the Company in accordance with its terms.


                                             Very truly yours,

                                             CONTINUCARE CORPORATION



                                             By /s/ Charles M. Ferandez
                                                -----------------------------
                                                Name: Charles M. Ferandez
                                                Title: C.E.O.

CONFIRMED AND ACCEPTED,
as of the date first above written:


LOEWENBAUM & CO. INCORPORATED


By /s/ Calvin L. Chrisman
  ---------------------------------
         Authorized Signatory
         Managing Director